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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Protein Design Labs, Inc. for the registration of 9,853,770 shares of the Company's common stock and to the incorporation by reference therein of our report dated February 2, 2004 with respect to the consolidated financial statements of Protein Design Labs, Inc, included in Protein Design Labs, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                      /s/  ERNST & YOUNG

Palo Alto, California
February 11, 2005

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Protein Design Labs, Inc. for the registration of 9,853,770 shares of the Company's common stock and to the incorporation by reference therein of our report dated March 12, 2004 with respect to the consolidated financial statements of ESP Pharma Holdings and Subsidiary, included in Protein Design Labs, Inc.'s Current Report (Form 8-K) dated February 7, 2005 filed with the Securities and Exchange Commission.

                      /s/  ERNST & YOUNG

MetroPark, New Jersey
February 7, 2005

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM